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                                                            Exhibits 5 and 23(a)

                                   LETTERHEAD

                                 March 15, 2004

Cambrex Corporation
One Meadowlands Plaza
East Rutherford, New Jersey 07073

         Re: Registration Statement on Form S-8 of Cambrex Corporation. Relating to the Issuance of Shares of Common Stock Pursuant to Cambrex Corporation's 2001 Performance Stock Option Plan and the 2003 Performance Stock Option Plan

Ladies and Gentlemen:

         As General Counsel of Cambrex Corporation, a Delaware corporation (the "Company"), I have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933 (the "Act") relating to 1,250,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to Cambrex Corporation's 2001 Performance Stock Option Plan and 2003 Performance Stock Option Plan (the "Plans").

         I am familiar with the written documents which comprise the Plans, and in rendering the opinion expressed below, I have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such other corporate records, documents, certificates or other instruments, as in my judgment are necessary or appropriate as a basis for such opinion. In rendering such opinion, I have also assumed that the exercise price of options to be granted pursuant to the Plans will not be less than the par value of the Common Stock subject thereto.

         Based on the foregoing, I am of the opinion that authorized but previously unissued shares of Common Stock which may be issued by the Company pursuant to the Plans have been duly authorized and when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Peter E. Thauer

                                                     Peter E. Thauer
                                                     General Counsel


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